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                                  Exhibit 3.3


                             CERTIFICATE OF CHANGE
                                      OF
                              DELTA COMPUTEC INC.

                             ---------------------
                          Under Section 805-A of the
                           Business Corporation Law


        We, the undersigned, being, respectively, the President and Secretary of DELTA COMPUTEC INC., do hereby certify as follows:

        1.  The name of the Corporation is DELTA COMPUTEC INC.

        2. The Corporation was formed under the name Central Computer Services Corp. The Certificate of Incorporation was filed by the Department of State on April 8, 1992.

        3. Paragraph 3. of the Certificate of Incorporation is deleted in its entirety and replaced by the following:

                        3. The Office of the Corporation shall be located in the County of Monroe, State of New York.

        4. Paragraph 5. of the Certificate of Incorporation is deleted in its entirety and replaced by the following:

                        5. The Secretary of State is designated as agent of the
            Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

                                           366 White Spruce Boulevard
                                           Rochester, New York  14623

        5. This change was authorized by written consent of all members of the Board of Directors of the Corporation.

        IN WITNESS WHEREOF, we have signed this Certificate this 30th day of June, 1995 and affirm the truth of the statements made herein under penalties of perjury.


                                          /s/ John DeVito
                                              John DeVito, President


                                          /s/ Joseph M. Lobozzo II
                                              Joseph M. Lobozzo II, Secretary

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